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FORM OF
NON-STATUTORY STOCK OPTION AGREEMENT
FOR KEY EMPLOYEES

        THIS AGREEMENT is made and entered into this    day of                        ,            , by and between ULTIMATE ELECTRONICS, INC. (the "Company") and                        (the "Optionee") (together, the "Parties").

RECITALS:

        A.    On July 17, 2000, after approval by the Company's stockholders, and the Board of Directors of the Company adopted the 2000 Equity Incentive Plan (the "2000 Plan") pursuant to which Employees of the Company may receive options to purchase Common Stock of the Company.

        B.    The Option is a non-statutory option that is not intended to meet the requirements of Section 422 of the United States Internal Revenue Code of 1986, as amended (the "Code").

        IT IS THEREFORE agreed by and between the Parties, for and in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, as follows:

        1.    The Company hereby confirms and acknowledges that it has granted to the Optionee, on                        , an option to purchase            shares of Common Stock of the Company (the "Option") upon the terms and conditions herein set forth and subject to the terms and conditions of the 2000 Plan.

        2.    The purchase price of the shares which may be purchased pursuant to the Option is $                              per share, which is, in the opinion of the Company, the fair market value of the shares on the date the Option was granted as specified in Paragraph 1.

        3.    The Option shall continue for ten years after the date of grant set forth in Paragraph 1 unless sooner terminated or modified under the provisions of this Agreement or the 2000 Plan, and shall automatically expire at midnight on the tenth anniversary of the date of such grant.

        4.    The Option may be exercised by the Optionee to purchase the total number of shares specified in Paragraph 1 as follows:

          (i)    One-third (1/3) of the total number of shares shall become exercisable on the first anniversary of the date of grant;

          (ii)  One-third (1/3) of the total number of shares shall become exercisable on the second anniversary of the date of grant;

          (iii)  One-third (1/3) of the total number of shares shall become exercisable on the third anniversary of the date of grant.

        The Optionee need not exercise any part of the option when it becomes exercisable, but may accrue the fractional increments described above and exercise them in any later period, prior to expiration of the Option.

        5.    If the Optionee's employment with the Company or a participating subsidiary of the Company is terminated for Cause, as defined in the 2000 Plan, the Option shall thereafter terminate and the Company shall have the right to repurchase any or all Shares purchased by the Optionee upon the exercise of Options within the immediately preceding twelve-month period at the Option Price, or, if the Optionee no longer holds such shares, the Company shall have the right to receive from the Optionee payment of that amount per share equal to the sale price of such shares minus the Option Price. If the Optionee's employment is terminated because the Optionee dies, the Option may be exercised by those entitled to do so under the Optionee's will or by the laws of descent or distribution within twelve months following the Optionee's death, but not thereafter (provided that such exercise must occur by the date which is ten years from the date of the grant set forth in Paragraph 1). If the Optionee's employment is terminated because the Optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code), the Option may be exercised within twelve months following the

Optionee's disability, but not thereafter (provided that the exercise must occur by the date which is ten years from the date of the grant set forth in Paragraph 1). If the Optionee terminates his employment with the Company in a manner determined by the Board, in its sole discretion, to constitute retirement, the Option held by the Participant, to the extent then exercisable as provided in Paragraph 4, shall remain exercisable after the termination of the Optionee's employment for a period of three months (but in no event beyond that date which is ten years from the date of grant set forth in Paragraph 1). If the employment of the Optionee is terminated (which for this purpose means that the Optionee is no longer employed by the Company) within the Option Period for any reason other than cause, retirement, disability or the Optionee's death, the Option, to the extent then exercisable as provided in Paragraph 4, shall remain exercisable after the termination of his or her employment for a period of three months (but in no event beyond that date which is ten years from the date of grant set forth in paragraph 1). If the Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect.

        6.    Noncompete.

          (a)  The Optionee shall not, during his or her employment with the Company and for a period of one (1) year after termination of employment with the Company, without the prior written consent of the Chief Executive Officer or the President of the Company, either individually or in partnership or jointly or in conjunction with any person, firm, corporation or any other entity as principal, agent, employee or shareholder, or in any other manner whatsoever, directly or indirectly: (i) become associated with, accept employment with, serve as a consultant to, or accept compensation from, any person, firm or corporation (including any new business started by the Optionee alone or with others) whose products and/or services comprising fifteen percent (15%) or more of its sales compete with those products and/or services offered by the Company or any of its subsidiaries, affiliates, or predecessor; (ii) contact or solicit (directly or indirectly) any employee, independent contractor, customer or vendor of the Company to induce or attempt to induce that person or entity to terminate existing business relationships; or (iii) willfully make any public statement or willfully perform or do any other act prejudicial or injurious to the reputation or goodwill, or otherwise interfere with, the business of the Company or any of its subsidiaries, affiliates, or predecessor.

          (b)  The Optionee and the Company acknowledge that by virtue of the experience, access to information or other opportunity made available to the Optionee through the course of the Optionee's relationship with the Company and its business, the Optionee and the Company have acquired extensive skill and information specifically suited to immediate application by a business in competition with the Company. Accordingly, the Optionee and the Company consider the foregoing restrictions of future employment or business activities in all respects reasonable. Optionee further acknowledges that the market area for each of the Company's retail stores encompasses approximately a one hundred and twenty (120) mile radius and that the location of a competing store or business within that radius is likely to result in dilution of the Company's customer base. In addition, the Optionee acknowledges that he or she may have knowledge of additional markets identified by the Board of Directors for future retail store locations. For these reasons and others, Optionee agrees that a one (1) year time restriction under the terms set forth in this agreement is reasonable. The Optionee further agrees that a one hundred and twenty (120) mile radius from any of the Company's retail stores, and such other locations identified by the Board of Directors and known to the Optionee, under the terms set forth in this agreement is a reasonable geographic restriction.

          (c)  Should the Optionee breach this Section 6, then the Company shall have, in addition to all other remedies available to it under the law, including injunctive relief, the right to repurchase any or all Shares purchased by the Optionee upon the exercise of Options within the twelve-month period immediately preceding the breach at the Option Price, or, if the Optionee no longer holds such shares, the Company shall have the right to receive from the Optionee payment of that amount per share equal to the sale price minus the Option Price.

        7.    The Option may not be exercised by anyone other than the Optionee or, in the event of disability or incapacity, by his or her guardian or legal representative, during his or her lifetime. In the event of his or her death, the Option may be exercised by the personal representative of the Optionee's estate or, if no personal representative has been appointed, by the successor or successors in interest determined under the Optionee's will or under the applicable laws of descent and distribution. The Option may not be assigned or transferred during the lifetime of the Optionee, either voluntarily or involuntarily, including execution, levy, garnishment, attachment, pledge or bankruptcy, and any attempt to do so shall render the Option and any unexercised portion thereof, at the discretion of the Company, null and void and unenforceable by the Optionee.

        8.    The Option may be exercised in whole or in part by delivering to the Company written notice of exercise together with payment in full for the shares being purchased upon such exercise.

        9.    The Company will, upon receipt of said notice and payment and within such period of time as it determines in its sole discretion, issue or cause to be issued to the Optionee (or to his or her personal representative or other person entitled thereto) a stock certificate for the number of shares purchased thereby.

        10.  The Company, in its discretion, may file and maintain effective with the Securities and Exchange Commission a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), covering the sale of the optioned shares to Optionee upon exercise of the Option. If, at the time of exercise, the Company does not have an effective Registration Statement on file covering the sale of the optioned shares, the Optionee represents and agrees that: (i) the Option shall not be exercisable unless the purchase of optioned shares upon the exercise of the Option is pursuant to an applicable effective registration statement under the Act, or unless in the opinion of counsel for the Company, the proposed purchase of such optioned shares would be exempt from the registration requirements of the Act, and from the qualification requirements of any state securities law; (ii) upon exercise of the Option, he will acquire the optioned shares for his or her own account for investment and not with any intent or view to any distribution, resale or other disposition of the optioned shares; (iii) he will not sell or transfer the optioned shares, unless they are registered under the Act, except in a transaction that is exempt from registration under the Act, and each certificate issued to represent any of the optioned shares shall bear a legend calling attention to the foregoing restrictions and agreements. The Company may require, as a condition of the exercise of the Option, that the Optionee sign such further representations and agreements as it reasonably determines to be necessary or appropriate to assure and to evidence compliance with the requirements of the Act.

        11.  In consideration of the granting by the Company of the Option, the Optionee hereby affirms that he has a present intention to remain in the employ and service of the Company for the period that this Option continues. This affirmation, however, shall confer no right on the Optionee to continue in the employ of the Company, nor interfere in any way with the right of the Company to discharge the Optionee at any time for any reason whatsoever, with or without cause and with or without notice.

        12.  The Optionee shall have no rights as a stockholder with respect to the shares of Common Stock which may be purchased pursuant to the Option until such shares are issued to the Optionee.

        13.  In the event of a "change of control" (as such term is defined in the 2000 Plan), the 2000 Plan Committee, or the board of directors of any corporation assuming the obligations of the Company, shall have the power and discretion to prescribe the terms and conditions for the exercise of, or modification of, any outstanding Options; including, but not limited to, the complete or partial acceleration of the date of exercise of the Options, or the exchange or conversion of the Company's options for options to acquire securities of the surviving or acquiring corporation, or the payment or distribution in respect of outstanding Options (or the portion thereof that is currently exercisable) in the cancellation thereof.

        14.  THIS AGREEMENT IS ENTERED INTO AND SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO. JURISDICTION AND VENUE SHALL BE IN THE FEDERAL OR STATE COURTS OF COLORADO. The Optionee acknowledges having read and understands the following Colorado law and agrees that the covenants of this Agreement are entered into pursuant to § 2(a), (b) and (d) of C.R.S. § 8-2-113, which provides as follows:

Colorado Revised Statutes § 8-2-113
Unlawful to Intimidate Workmen

        (1)  It shall be unlawful to use force, threats, or other means of intimidation to prevent any person from engaging in any lawful occupation at any place he sees fit.

        (2)  Any covenant not to compete which restricts the right of any person to receive compensation for performance of skilled or unskilled labor for any employer shall be void, but this subsection (2) shall not apply to:

          (a)  Any contract for the purchase and sale of a business or the assets of a business;

          (b)  Any contract for the protection of trade secrets;

          (c)  Any contractual provision providing for recovery of the expense of education and training an employee who has served an employer for a period of less than two years;

          (d)  Executive and management personnel and officers and employees who constitute professional staff to executive and management personnel.

        15.  All agreements, covenants, conditions and provisions contained in this Agreement are severable, and in the event, for any reason, any of them shall be held to be invalid by a final judgment of any court of competent jurisdiction or any arbitration panel, such invalidity shall not affect any other agreement, covenant, condition or provision of this Agreement not held so invalid, and each such other agreement, covenant, condition and provision, to the full extent consistent with law, shall continue in full force and effect and this Agreement shall be interpreted as if such invalid agreement, covenant, condition or provision was not contained herein.

        16.  Upon exercise of the Option, the Optionee shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by applicable federal and state tax laws. The Company may withhold from any payment due or transfer made under any Option or from any compensation or other amount owing to Optionee the amount (in cash, shares of Common Stock, other securities, or other property, as determined by the Company) of any applicable withholding taxes in respect of an Option, its exercise, or any payment or transfer under an Option and to take such other action as may be necessary in the opinion of Company to satisfy all obligations for the payment of such taxes. With respect to the issuance to Optionee of shares of Common Stock pursuant to an Option, at the discretion of the Company, Optionee may be required to pay to Company in cash the amount of any taxes required to be withheld with respect to such shares or, in lieu thereof, at the discretion of the Company, the Company shall have the right to retain (or the Optionee may be offered the opportunity to elect to tender) the number of shares whose fair market value, in the reasonable determination of the Company, equals the amount required to be withheld.

        The terms and conditions contained in the 2000 Plan, and as it may be amended from time to time hereafter, are incorporated into and made a part of this Agreement by reference, as if the same were set forth herein in full, and all provisions of the Option are made subject to any and all terms of the 2000 Plan.

        IN WITNESS WHEREOF, the parties have hereunto affixed their signatures in acknowledgment and acceptance of the above terms and conditions on the date first above mentioned.

ULTIMATE ELECTRONICS, INC.
By:	David J. Workman President
OPTIONEE
By:	[Employee]

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FORM OF NON-STATUTORY STOCK OPTION AGREEMENT FOR KEY EMPLOYEES